Exhibit 99.2
For further information contact
Terry Trovato 1-800-451-1294
FOR IMMEDIATE RELEASE
Callon Petroleum Company Announces
Operations and Strategy Update Conference Call
     Natchez, MS (January 29, 2010)—Callon Petroleum Company (NYSE: CPE) today announced it has scheduled a conference call for 11:00 a.m. CST on Wednesday, February 3, 2010, to discuss recent developments and corporate strategy. Topics will include an update of the company’s operations, including production, 2009 year-end proved reserves, and the 2010 capital expenditure budget.
     The conference call may be accessed live over the internet through the Presentations Section of the company’s website at www.callon.com and will be archived there for subsequent review. In addition, a telephone recording of the conference call will be available from 1 p.m. CST on Wednesday until 1 p.m. CST on Thursday, and may be accessed by dialing 1-800-633-8284 and entering Reservation Number 21458038.
     Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas and the offshore waters of the Gulf of Mexico.
     It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.
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